Exhibit 99.1

For further information contact:

Investor Relations:

Jesse Jenkins

901.597.8259

Jesse.Jenkins@terminix.com

Media:

James Robinson

901.597.7521

James.Robinson@terminix.com

Terminix Delivers Strong First-Quarter Results Highlighted by

Sequential Revenue Growth Acceleration

•	First-quarter revenue growth of five percent, including four percent organic growth
•	Six percent organic revenue growth in termite and home services
•	Key investments in labor and staffing levels to drive continued growth
•	Acquisition by Rentokil remains on track for completion in second half of 2022

MEMPHIS, TENN. — May 5, 2022 —Terminix Global Holdings, Inc. (NYSE: TMX), a leading provider of essential termite and pest management services to residential and commercial customers, today announced unaudited first-quarter 2022 results.

For the first quarter of 2022, the Company reported a year-over-year revenue increase of five percent to $496 million. Net income for the quarter decreased year-over-year by $8 million to $19 million, or $0.15 per share. Adjusted EBITDA(1) for the quarter decreased year-over-year by $4 million to $86 million, and Adjusted Net Income(2) for the quarter increased by $3 million year-over-year to $42 million, or $0.35 per share.

“We are encouraged by the positive momentum in our residential business,” said Terminix CEO Brett Ponton. “Unit growth in termite and strong price realization across all channels offset expected inflationary pressures in fuel, labor and materials in the quarter. Key investments in labor and staffing levels aided the first quarter and will support growth in the coming quarters. Commercial pest continues to improve, and with strong sales and improved retention rates in the quarter, is poised for growth in the back half of the year.”

“We continue to make progress on the Terminix Way initiative,” continued Ponton. “We recently launched a pilot featuring enhanced training and onboarding for route technician and improved home inspection procedures that will enable a deeper relationship with our customers. We continue to target completion of the Rentokil merger by the end of the third quarter of 2022 and are making good progress on integration planning across both the front-line and back-office functions of our businesses.”

Consolidated Performance

	Three Months Ended March 31,
$ millions	2022	2021	B/(W)
Revenue	$496	$471	$25
YoY growth			5%
Gross Margin	200	202	(2)
% of revenue	40.3%	42.8%	(2.5)	pts
SG&A	138	137	2
% of revenue	(27.9)%	(29.0)%	1.1	pts
Income before Income Taxes	21	37	(16)
% of revenue	4.2%	7.8%	(3.7)	pts
Net Income	19	27	(8)
% of revenue	3.8%	5.7%	(1.9)	pts
Adjusted Net Income(2)	42	39	3
% of revenue	8.5%	8.4%	0.1	pts
Adjusted EBITDA(1)	86	90	(4)
% of revenue	17.3%	19.1%	(1.8)	pts
Net Cash Provided from Operating Activities from Continuing Operations	69	75	(6)
Free Cash Flow(3)	62	69	(7)

Reconciliations of Net Income to Adjusted Net Income and Adjusted EBITDA, as well as a reconciliation of Net Cash Provided from Operating Activities from Continuing Operations to Free Cash Flow, are set forth below in this press release.

First-Quarter Performance

Revenue

	Three Months Ended
	March 31,
(In millions)	2022	2021	Growth		Organic		Acquired
Residential Pest Management	$175	$166	$9	5%	$7	4%	$2	1%
Commercial Pest Management	132	129	3	2%	(1)	(1)%	5	4%
Termite and Home Services	171	162	10	6%	9	6%	—	—%
Sales of Products and Other	18	15	3	18%	3	18%	—	—%
Total revenue	$496	$471	$25	5%	$18	4%	$6	1%

In the first quarter of 2022, Terminix reported five percent year-over-year revenue growth and four percent organic revenue growth.(4)

Termite and Home Service growth was six percent, predominantly all of which was organic growth. Termite completions increased 13 percent, driven by sales of our monthly pay tiered termite product. Home services, which are managed as a component of our termite line of business and include wildlife exclusion, crawl space encapsulation and attic insulation, revenue growth was 19 percent, primarily as a result of improved cross selling to existing customers. Termite renewals decreased one percent, due to lower volume, partially offset by improved price realization.

Residential pest management revenue growth was five percent, reflecting organic revenue growth of four percent. Organic revenue growth was driven by higher mosquito and bedbug sales volume, improved trailing 12-month customer retention rates and improved price realization. Residential pest management revenue also increased one percent from acquisitions completed in the last 12 months.

Commercial pest management revenue growth was two percent. The organic revenue decline of one percent was driven by a reduction in one-time services including more than $1 million of disinfection revenue in the prior year, partially offset by improved price realization. International pest revenue was negatively impacted by over $1 million of foreign currency. Excluding the impact of foreign currency and disinfection revenue, commercial pest organic growth would have been two percent. Commercial pest management revenue also increased four percent from acquisitions completed in the last 12 months.

Sales of products and other revenue growth was 18 percent due to increased chemical demand as we lap the impacts of COVID-19 on three months ended March 31, 2021 revenue.

Adjusted EBITDA

Adjusted EBITDA was $86 million for the first quarter, a year-over-year decrease of $4 million. The impact on Adjusted EBITDA from higher revenue was $13 million. Investments in labor increased $6 million, primarily due to higher trainee and talent acquisition expense as we increase our workforce for peak season. Vehicle fuel increased $2 million year over year, driven by higher fuel prices. Termite damage claims expenses increased $3 million due to higher litigated claims counts in the Mobile Bay Area as well as higher cost per Non-Litigated Claim due, in part, to inflationary pressure on building materials and contractor costs. Investments in Terminix Way increased $1 million as we continue to roll-out enhanced onboarding, training and technology to our technicians.  Investments in staffing levels and training in both sales and service in our call center increased $3 million. Travel expenses increased $1 million due to the easing of COVID-19 travel restrictions.

Liquidity and Free Cash Flow

The Company ended the first quarter with $170 million in available cash and access to $348 million under its revolving credit facility for total liquidity of $518 million. First-quarter 2022 free cash flow was $62 million, with a free cash flow to Adjusted EBITDA conversion rate(5) of 73 percent. Given the proposed acquisition by Rentokil, we do not intend to repurchase shares of our common stock in the foreseeable future.

Update on Proposed Acquisition by Rentokil

As announced on March 15, 2022, the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired, thereby completing the necessary antitrust process in the US. A number of other conditions remain to be satisfied, including obtaining approval by the Company’s and Rentokil’s shareholders, and the registration of Rentokil’s American depository shares with the U.S. Securities and Exchange Commission and their listing on the New York Stock Exchange. With good progress being made on satisfying the remaining conditions, both parties continue to be on track to complete the transaction in the second half of 2022, with a target completion date towards the end of the third quarter.

Full-Year 2022 Outlook

Due to the proposed acquisition by Rentokil, the Company does not plan to provide its customary full-year 2022 revenue, Adjusted EBITDA, organic growth or free cash flow conversion guidance.

First-Quarter 2022 Earnings Conference Call

The Company will hold a conference call to discuss its financial and operating results at 8 a.m. central time (9 a.m. eastern time) on Thursday, May 5, 2022.

The Company invites all interested parties to join Chief Executive Officer Brett Ponton, Executive Vice President and Chief Financial Officer Bob Riesbeck, and Vice President of Investor Relations, FP&A and Treasurer Jesse Jenkins for an update on the Company's operational performance and financial results for the first-quarter ended 2022. Participants may join this conference call by dialing 877.256.3294 (or international participants, +1.303.223.0120). Additionally, the conference call will be available via webcast. A slide presentation highlighting the Company’s results will also be available. To participate via webcast and view the presentation, visit the Company’s investor relations home page at investors.terminix.com.

The call will be available for replay until June 4, 2022. To access the replay of this call, please call 800.633.8284 and enter reservation number 22017423 (international participants: +1.402.977.9140, reservation number 22017423). The webcast will also be available on the company’s investor relations home page.

About Terminix

Terminix Global Holdings (NYSE: TMX) is a leading provider of residential and commercial pest control. The Company provides pest management services and protection against termites, mosquitoes, rodents and other pests. Headquartered in Memphis, Tenn., with more than 11,500 teammates and 2.9 million customers in 24 countries and territories, the Company visits more than 50,000 homes and businesses every day. To learn more about Terminix, visit Terminix.com,  or LinkedIn.com/company/terminix.

Additional Information About The Proposed Transaction And Where To Find It

In connection with the proposed transaction between Rentokil and Terminix, Rentokil will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4, which will include a proxy statement of Terminix that also constitutes a prospectus of Rentokil. Each of Rentokil and Terminix will also file other relevant documents in connection with the proposed transaction. The definitive proxy statement/prospectus will be sent to the shareholders of Terminix. Rentokil will also file a shareholder proxy circular in connection with the proposed transaction with applicable securities regulators in the United Kingdom and the shareholder proxy circular will be sent to Rentokil’s shareholders. This press release is not a substitute for any registration statement, proxy statement/prospectus or other documents Rentokil and/or Terminix may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS, STOCKHOLDERS AND SHAREHOLDERS OF TERMINIX AND RENTOKIL ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT/PROSPECTUS AND SHAREHOLDER PROXY CIRCULAR, AS APPLICABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC OR APPLICABLE SECURITIES REGULATORS IN THE UNITED KINGDOM, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TERMINIX, RENTOKIL, THE PROPOSED TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by Rentokil and Terminix with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by Terminix online at investors.terminix.com, upon written request delivered to Terminix at 150 Peabody Pl., Memphis, TN 38103, USA, Attention: Corporate Secretary, or by calling Terminix’s Corporate Secretary’s Office by telephone at +1 901-597-1400 or by email at deidre.richardson@terminix.com, and will be able to obtain free copies of the registration statement, proxy statement/prospectus, shareholder proxy circular and other documents which will be filed with the SEC and applicable securities regulators in the United Kingdom by Rentokil online at https://www.rentokil-initial.com, upon written request delivered to Rentokil at Compass House, Manor Royal, Crawley, West Sussex, RH10 9PY, England, Attention: Katharine Rycroft, or by calling Rentokil by telephone at +44 (0) 7811 270734 or by email at katharine.rycroft@rentokil-initial.com.

This press release is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or buy or the solicitation of an offer to sell or buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation of Proxies

This press release is not a solicitation of proxies in connection with the proposed transaction. However, under SEC rules, Terminix, Rentokil, and certain of their respective directors, executive officers and other members of the management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Terminix’s directors and executive officers may be found on its website at corporate.terminix.com/responsibility/corporate-governance and in its 2021 Annual Report on Form 10-K filed with the SEC on March 1, 2022, available at investors.terminix.com and www.sec.gov. Information about Rentokil’s directors and executive officers may be found on its website at https://www.rentokil-initial.com and in its 2021 Annual Report filed with applicable securities regulators in the United Kingdom on March 30, 2022, available on its website at https://www.rentokil-initial.com. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement/prospectus and shareholder proxy circular and other relevant materials filed with the SEC and applicable securities regulators in the United Kingdom when they become available.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements can sometimes be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “potential,” “seeks,” “aims,” “projects,” “predicts,” “is optimistic,” “intends,” “plans,” “estimates,” “targets,” “anticipates,” “continues” or other comparable terms or negatives of these terms, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates or expectations will be achieved and therefore, actual results may differ materially from any plans, estimates or expectations in such forward-looking statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include: a condition to the closing of the proposed transaction may not be satisfied; the occurrence of any event that can give rise to termination of the proposed transaction; Rentokil is unable to achieve the synergies and value creation contemplated by the proposed transaction; Rentokil is unable to promptly and effectively integrate Terminix’s businesses; management’s time and attention is diverted on transaction related issues; disruption from the proposed transaction makes it more difficult to maintain business, contractual and operational relationships; the credit ratings of Rentokil declines following the proposed transaction; legal proceedings are instituted against Terminix or Rentokil; Terminix or Rentokil is unable to retain or hire key personnel; the announcement or the consummation of the proposed acquisition has a negative effect on the market price of the capital stock of Terminix or Rentokil or on Terminix’s or Rentokil’s operating results; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions, in the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics (e.g., the coronavirus (COVID-19) pandemic (the “COVID-19 pandemic”)), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent U.S. or U.K. administration; the ability of Rentokil or Terminix to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets, including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down or similar actions and policies; actions by third parties, including government agencies; the risk that disruptions from the proposed transaction will harm Rentokil’s or Terminix’s business, including current plans and operations; certain restrictions during the pendency of the acquisition that may impact Rentokil’s or Terminix’s ability to pursue certain business opportunities or strategic transactions; Rentokil’s or Terminix’s ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; the risks and uncertainties discussed in the “Risks and Uncertainties” section in Rentokil’s reports available on the National Storage Mechanism at morningstar.co.uk/uk/NSM and on its website at https://www.rentokil-initial.com; and the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in Terminix’s reports filed with the SEC. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement/prospectus and shareholder proxy circular. While the list of factors presented here is, and the list of factors to be presented in proxy statement/prospectus and shareholder proxy circular will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. Neither Rentokil nor Terminix assumes any obligation to update or revise the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated like or comparable to similarly titled measures of other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, Adjusted Net Income, Adjusted earnings per share, free cash flow, free cash flow to Adjusted EBITDA conversion rate and organic revenue growth are not measurements of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, net cash provided by operating activities from continuing operations, net earnings from discontinued operations or any other performance or liquidity measures derived in accordance with GAAP. Management uses these non-GAAP financial measures to facilitate operating performance and liquidity comparisons, as applicable, from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating performance and liquidity comparisons, as applicable, by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

_______________________________________________

(1) Adjusted EBITDA is defined as net income before: depreciation and amortization expense; acquisition-related costs; non-cash stock-based compensation expense; restructuring and other charges; net earnings from discontinued operations; provision (benefit) for income taxes; and interest expense. The Company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(2) Adjusted Net Income is defined as net income before: amortization expense; acquisition-related costs; restructuring and other charges; net earnings from discontinued operations; and the tax impact of the aforementioned adjustments. The Company’s definition of Adjusted Net Income may not be comparable to similarly titled measures of other companies. Adjusted earnings per share is calculated as Adjusted Net Income divided by the weighted-average diluted common shares outstanding.

(3) Free cash flow is defined as net cash provided from operating activities from continuing operations less property additions.

(4) Organic revenue growth is defined as revenue excluding revenue from acquired customers for 12 months following the acquisition date.

(5) Free cash flow to Adjusted EBITDA conversion rate is defined as free cash flow divided by Adjusted EBITDA.

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income (Unaudited)

(In millions, except per share data)

	Three Months Ended
	March 31,

	2022	2021
Revenue	$496	$471
Cost of services rendered and products sold	296	270
Selling and administrative expenses	138	137
Amortization expense	10	10
Acquisition-related costs	—	1
Restructuring and other charges	19	6
Interest expense	11	12
Interest and net investment income	1	(1)
Income before Income Taxes	21	37
Provision for income taxes	3	11
Equity in earnings of joint ventures	1	—
Net Income	$19	$27
Other Comprehensive Income, Net of Income Taxes:
Net unrealized gains on derivative instruments	23	14
Foreign currency translation gain	5	8
Other Comprehensive Income, Net of Income Taxes	28	22
Total Comprehensive Income	$47	$49
Weighted-average common shares outstanding - Basic	121.4	131.4
Weighted-average common shares outstanding - Diluted	121.6	131.9
Basic Earnings Per Share:
Net Income	0.15	0.20
Diluted Earnings Per Share:
Net Income	0.15	0.20

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	(Unaudited)
	As of	As of
	March 31,	December 31,
	2022	2021
Assets:
Current Assets:
Cash and cash equivalents	$170	$116
Receivables, less allowances of $30 and $32, respectively	195	206
Inventories	44	41
Prepaid expenses and other assets	164	151
Total Current Assets	573	514
Other Assets:
Property and equipment, net	192	196
Operating lease right-of-use assets	74	79
Goodwill	2,210	2,211
Intangible assets, primarily trade names, service marks and trademarks, net	1,085	1,097
Restricted cash	89	89
Notes receivable	38	36
Long-term marketable securities	14	15
Deferred customer acquisition costs	94	98
Other assets	126	77
Total Assets	$4,495	$4,410
Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$105	$85
Accrued liabilities:
Payroll and related expenses	69	81
Self-insured claims and related expenses	67	72
Accrued interest payable	3	7
Other	101	95
Deferred revenue	108	103
Current portion of lease liability	18	18
Current portion of long-term debt	77	50
Total Current Liabilities	547	511
Long-Term Debt	848	849
Other Long-Term Liabilities:
Deferred taxes	398	387
Other long-term obligations, primarily self-insured claims	182	197
Long-term lease liability	92	92
Total Other Long-Term Liabilities	672	677

Stockholders' Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 149,330,124 shares issued and 121,493,685 outstanding at March 31, 2022 and 149,095,168 shares issued and 121,258,729 outstanding shares outstanding at December 31, 2021)	2	2
Additional paid-in capital	2,398	2,391
Retained Earnings	986	967
Accumulated other comprehensive income (loss)	6	(22)
Less common stock held in treasury, at cost (27,836,439 shares at March 31, 2022 and 27,836,439 shares at December 31, 2021)	(964)	(964)
Total Stockholders' Equity	2,428	2,375
Total Liabilities and Stockholders' Equity	$4,495	$4,410

TERMINIX GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended
	March 31,

	2022	2021
Cash and Cash Equivalents and Restricted Cash at Beginning of Period	$205	$704
Cash Flows from Operating Activities
Net Income	19	27
Equity in earnings of joint venture	(1)	—
Depreciation expense	17	18
Amortization expense	10	10
Amortization of debt issuance costs	1	1
Amortization of lease right-of-use assets	4	4
Payments on fumigation related matters	(3)	—
Deferred income tax provision	2	5
Stock-based compensation expense	6	6
Restructuring and other charges	19	6
Payments for restructuring and other charges	(10)	(2)
Acquisition-related costs	—	1
Payments for acquisition-related costs	—	(1)
Other	(1)	4
Change in working capital, net of acquisitions:
Receivables	10	18
Inventories and other current assets	(10)	(14)
Accounts payable	20	5
Deferred revenue	5	7
Accrued liabilities	(14)	(19)
Accrued interest payable	(4)	(4)
Current income taxes	—	5
Net Cash Provided from Operating Activities	69	75
Cash Flows from Investing Activities
Property additions	(7)	(6)
Business acquisitions, net of cash acquired	—	(22)
Origination of notes receivable	(21)	(15)
Collections on notes receivable	18	17
Other investing	(31)	—
Net Cash Used for Investing Activities	(40)	(26)
Cash Flows from Financing Activities
Borrowings of debt	80	—
Payments of debt	(65)	(15)
Repurchase of common stock	—	(169)
Issuance of common stock and exercise of stock options	1	4
Net Cash Used For Financing Activities	16	(180)
Cash Flows from Discontinued Operations:
Cash provided from operating activities	9	—
Net Cash Provided from Discontinued Operations	9	—
Cash (Decrease) Increase During the Period	54	(131)
Cash and Cash Equivalents and Restricted Cash at End of Period	$258	$573

The following table presents reconciliations of net income to Adjusted Net Income:

	Three Months Ended
	March 31,

(In millions)	2022	2021
Net Income	$19	$27
Amortization expense	10	10
Acquisition-related costs	—	1
Restructuring and other charges	19	6
Tax impact of adjustments	(6)	(4)
Adjusted Net Income	$42	$39
Weighted-average diluted common shares outstanding	121.6	131.9
Diluted earnings per share	$0.15	$0.20
Adjusted diluted earnings per share	$0.35	$0.30

The following table presents reconciliations of net cash provided from operating activities from continuing operations to free cash flow:

	Three Months Ended
	March 31,
(In millions)	2022	2021
Net Cash Provided from Operating Activities from Continuing Operations	$69	$75
Property additions	(7)	(6)
Free Cash Flow	$62	$69

The following table presents reconciliations of net income to Adjusted EBITDA.

	Three Months Ended
	March 31,

(In millions)	2022	2021
Net Income	$19	$27
Depreciation and amortization expense	28	28
Acquisition-related costs	—	1
Non-cash stock-based compensation expense	6	6
Restructuring and other charges	19	6
Provision for income taxes	3	11
Interest expense	11	12
Adjusted EBITDA	$86	$90